UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed  by:

[X]    Registrant
[ ]    Party other than the Registrant


Check  the  appropriate  box:

[ ]    Preliminary Proxy Statement
       CONFIDENTIAL, FOR USE OF THE COMMISSIOM ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Sec.240.14a-12

                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies: COMMON STOCK

     2)   Aggregate  number  of  securities  to  which  transaction  applied:
          150,000,000

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed  maximum  aggregate  value  of  transaction:

     5)   Total  fee  paid:  NO  FEE  REQUIRED

[ ]  Fee paid previously with preliminary materials.

[ ] Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount  Previously  Paid:

     2)   Form,  Schedule  or  Registration  Statement  No.:

     3)   Filing  Party:

     4)   Date  Filed:


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                      ADAIR INTERNATIONAL OIL AND GAS, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 15, 2002

JUNE 10, 2002

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. ("THE CORPORATION") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE CHASE CENTER AUDITORIUM AT 601 TRAVIS, HOUSTON, TEXAS 77002, ON MONDAY, JULY 15TH, 2002 AT 9:00 A.M LOCAL TIME AND AT ANY AND ALL ADJOURNMENTS THEREOF. EXECUTION OF A PROXY WILL NOT IN ANY WAY AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE MEETING AND TO VOTE IN PERSON. ANY SHAREHOLDER GIVING SUCH PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION OR BY EXECUTING A NEW PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. A PROXY, WHEN EXECUTED AND NOT SO REVOKED, WILL BE VOTED IN ACCORDANCE THEREWITH. ALL EXPENSES IN CONNECTION WITH THE SOLICITATION OF PROXIES WILL BE BORNE BY THE CORPORATION.

                                VOTING SECURITIES

RECORD DATE

     The close of business on June 17th, 2002 by the Board of Directors of the Corporation as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of June 4, 2002, the Corporation had outstanding 142,394,131 shares of common stock entitled to vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. If a quorum is present, the vote of majority of shares represented in person or by proxy will be required to approve the matters specified herein to be voted upon.

                    ---------------------------------------

     THE CORPORATION, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31ST, 2001 TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK ON THE RECORD DATE. THERE WILL BE A CHARGE FOR COPIES OF THE EXHIBITS TO THE REPORT. SUCH REQUESTS SHOULD BE DIRECTED TO:
ADAIR INTERNATIONAL OIL AND GAS, INC.; 3000 RICHMOND AVENUE, SUITE 100; HOUSTON, TX 77098, ATTENTION: JOHN W. ADAIR, C.E.O.

BENEFICIAL  OWNERSHIP

     The following sets forth information with respect to shares of the outstanding common stock owned by the directors and executive officers of the Company as of March 25, 2002.

                 Name and Address       Amount and Nature of
Title of Class   of Beneficial Owner    Beneficial Ownership   Percent of Class
--------------  ----------------------  ---------------------  -----------------
Common Stock    John W. Adair                  10,400,101                   7.8%
                Houston, Texas
Common Stock    Jalal Alghani                  10,384,000 (1)               7.8%
                Houston, Texas
Common Stock    Dr. John Eftekhar Ph.D          1,198,000                  0.89

(1) Includes 8,724,005 shares owned directly, and 1,659,995 shares owned indirectly through a trust for the benefit of the daughter of Mr. Alghani.


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
                              ELECTION OF DIRECTORS

     All directors of the Corporation are elected annually. At this meeting, three directors are to be elected to serve for one year or until their successors are elected and qualified. The Corporation's nominees for these directorships are listed with brief statements setting forth the present principal occupations and other biographical information concerning each and the number of shares of common stock of the Corporation beneficially owned by each as of March 25, 2002. The proxies will be voted for such persons, as the Corporation shall determine unless a contrary specification is made in the proxy. The Corporation does not anticipate that any nominee will be unable to serve. The Corporation does not have a standing audit or nominating committee, but does have a compensation committee at this time. The Board met three times during the last fiscal year. The following are nominees to serve as directors of the Corporation.

     Name                      Age       Position  with  Company
     ----                      ---       -----------------------

John  W.  Adair                59        Chairman of the Board, Chief Executive
Officer  and  Director

Jalal  Alghani                 42        Chief  Financial  Officer  and Director

Dr.  John  Eftekhar  Ph.D      50        President

     Directors of the Company are elected annually. Officers of the Company are selected by the board of directors and serve at the pleasure of the board. No director of the Company serves on the board of directors of any other company, which is a reporting company under the Securities Exchange Act of 1934. No person serving as a director or executive officer of the Company is related to any other director or executive officer of the Company.

     All officers and directors have sole voting and investment power for the shares listed after their names except as noted in the footnotes above.

BUSINESS  EXPERIENCE  OF  NOMINEES:

     JOHN W. ADAIR/CHAIRMAN & CEO: Mr. Adair has approximately twenty-five years experience in engineering and construction in the oil and gas industry. This experience includes exploration/production, oil refining, drilling, pipeline transportation, trading natural gas and international crude oil, mineral leases, royalty procedures, contracts, environmental reclamation and oil field fire fighting. Mr. Adair, from1995 until 1997 was President and Chief Executive Officer of DRESSER ENGINEERING Company. He was responsible for day-to-day leadership operations of multi-discipline engineering company with extensive expertise in natural gas processing, pipelines, refineries, petrochemical projects, and civil engineering. The company's clients were the major oil and gas companies of the world and included domestic as well as international projects. Mr. Adair negotiated the Memorandum of Understanding and Production Sharing Agreement for Oil Exploration in the Republic of Yemen while he was President and Chief Executive Officer of Adair Oil International & Gas, Inc., which was formed in 1988, prior to his tenure as President of Dresser Engineering. Mr. Adair formed Adair Construction, Inc. in 1971 and was responsible for the construction and planning of all phases of residential development and the necessary coordination with the controlling authorities. Mr. Adair supervised engineers, land planners, architects, surveyors, and subcontractors. He planned and constructed streets, sewer systems, platting of land, commercial buildings, homes, feasibility studies and utility systems. Mr. Adair retired as a Navy CAPTAIN from the Naval Air Reserve and has held a number of responsible positions including the Commanding Officer of the reservists aboard the aircraft carrier USS CARL VINSON. Mr. Adair is a decorated Vietnam War veteran and flew 200 combat missions while attached to the Air Wing Attack squadrons aboard USS ENTERPRISE and USS AMERICA. He is a member of the SOCIETY OF PETROLEUM ENGINEERS. Mr. Adair received a B.A. and an M.A. from Northeastern State University where he was on the President's Honor Roll and Rho Theta Sigma Honor Society. Mr. Adair is actively involved in many organizations and community boards. Mr. Adair is a member of NATIONAL WHO'S WHO of Administrators & Executives and became Chairman and Chief Executive Officer of Roberts Oil and Gas, Inc. in June of 1997 and the company's name was subsequently changed to Adair International Oil and Gas, Inc. Mr. Adair served as Chairman of the Cherokee Nation Election Commission in 1999 and coordinated the Carter Foundation of former President Carter in conducting the recent tribal election. He currently is serving as Chairman of the Cherokee Nation Election Commission for it's upcoming election.


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
     JALAL ALGHANI/CHIEF FINANCIAL OFFICER: Mr. Alghani received a B.S. degree in Architecture and Urban Planning from the University of Southern California
(USC). He joined the Management Training Program of BANK OF AMERICA (California), and received an M.B.A. degree in Investment Banking, which lead to his job as a Vice President. Mr. Alghani has experience in international and domestic banking in the United States, Europe, and the Middle East, which includes private banking, commercial credit, real estate investment syndication, assets conversion, mergers and acquisitions, public and private placement of capital, and portfolio assets management. Mr. Alghani was Vice President of the Western Region of Dresser Engineering, which specializes in Oil and Gas Engineering Services. He is currently the Vice Chairman and Chief Financial Officer of Adair Oil International, Canada. He has experience in Profit Sharing Agreements (PSA), Royalty Contracts Negotiations, Joint Venture Agreements
(JVA), Joint Operating Agreements (JOA), financial risk assessment of oil and gas exploration, seismic acquisition, drilling, pipeline transportation, refining both oil and gas productions, cash flows and profit structure of upstream and downstream operations of oil and gas. Mr. Alghani became Vice
Chairman and Chief Financial Officer of Roberts Oil and Gas, Inc, in June of 1997 subsequently Adair International Oil and Gas, Inc.

     JOHN EFTEKHAR PHD/ PRESIDENT: Dr. John Eftekhar's educational background includes a PhD. and M.S. degree in Mechanical Engineering from the University of Texas (UT), Arlington, Texas. In 1989 Dr. Eftekhar served as an Associate and Assistant Professor of Mechanical Engineering at the University of Texas, San Antonio (UTSA) and the Director of the UTSA Power & Dynamics Systems Lab. Dr. Eftekhar has also served as an Adjunct Professor of Graduate Engineering Program at the University of Texas. In 1991 Dr. Eftekhar became Chairman of Mechanical Engineering at UTSA and in 1999 became Chairman of UTSA Nuclear and Radiation Safety. Dr. Eftekhar has also served in the capacity of analysis, energy, and patent evaluation and was a Mechanical Engineering Design Consultant for the US Air Force. He has completed consulting work for Southwest Research Institute, Breen and Associates, Engineering Design and Energy Audit, Efficient Energy Engineers, Energy Conservation and Power Generation and the Pouzim Company. Dr. Eftekhar is also a registered Professional Engineer in the state of Texas, number 59092. Dr. Eftekhar has professional memberships in the following:
American Society of Mechanical Engineers, Past Member of the Board (STS) and Faculty Advisor to the American Society of Engineering Education and is a member of Sigma XI Honorary Society. Dr. Eftekhar has over sixty publications related to engineering design, energy and power generation, thermal storage systems, measurements and instrumentation, non-destructive testing, expert systems, component design and evaluation, accident reconstruction and has conducted twelve (12) workshop/seminars in the areas of: Mechanical Design, Power and Energy, Product Liability in Design, Physics and Engineering in Accident Reconstruction, Engineer in Training and Safety. Dr. Eftekhar's accomplishments and awards include the following: Fellow of American Society of Mechanical Engineers (ASME), 2002 President's Distinguished Award of Service, 1996 Who's Who Among America's Teachers, 1995 Sterling Who's Who (Top List), 1992 Who's Who in America, 1990 Who's Who in American Education, 1990 Who's Who in South and Southwest, Chair of Technical Activities, Elected to the US Air Force Scientific Advisory Board, 1991 Selected by Citizens Ambassador Program to visit Russia as a US Engineers Representative, Engineering Team Leader for the Technology Transfer Team of San Antonio, Selected by American Society of Mechanical Engineers as the representative of the US Mechanical Engineers to visit China and Russia in 1989 among others.


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

                                 EXECUTIVE OFFICERS

                     All  Positions  Currently                         Year First Elected
Name                 Held with the Corporation        Term of Office     to this Office
-----------------------------------------------------------------------------------------
John W. Adair        Chairman, C.E.O., Director            1                1997

Jalal Alghani        Vice Chairman, Secretary,             1                1997
C.F.O. and Director

John Eftekhar PhD    President                             1               -------

All of the executive officers of the Corporation serve at the pleasure of the Board of Directors, and do not have fixed terms. Executive officers of the Corporation will be elected at the annual directors' meeting immediately following the annual stockholders meeting.

The business experience of executive officers is set forth in detail above in the section entitled "ELECTION OF DIRECTORS".

                                  REMUNERATION

     The following table sets forth the directors and officers of the Corporation who received direct or indirect remuneration during fiscal 2001 and the total aggregate remuneration of all executive officers and directors of the Corporation as a group.

                                                         Salaries, Fee, Directors   Insurance Benefits     Aggregate of
Individual or Number                 Capacities In           Fee, Commission         or Reimbursement    Contingent Forms
Of Persons in Group                   Which Served             and Bonuses           Personal Benefits    of Remuneration
-------------------------------------------------------------------------------------------------------------------------
John W. Adair                     C.E.O. and Director               $ 240,000  (1)            $  0              $  0
Jalal Alghani                     C.F.O. and Director                 240,000  (1)               0                 0
Earl K. Roberts                   President                           105,000  (2)               0                 0
Richard G. Boyce                  President Adair Expl                 55,000  (3)               0                 0

Officer and Directors as a Group                                        $ 640,000             $  0              $  0


(1) $240,000 was paid-in-kind with 1,818,518 shares of restricted stock for 12 months ending December 31, 2001.
(2) Paid in-kind with 745,029 shares of restricted stock .  Mr. Roberts resigned effective December 31, 2000.
(3) Paid in-kind with 187,795 shares of restricted stock .  Mr. Boyce resigned effective July 15, 2001.

     The Company does not currently pay any cash director's fees, except for expenses incurred for attending the board meetings. The director's receive restricted stock of the Company as compensation.


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
     The Corporation has no annuity, pension, retirement or similar plan or arrangement for future payments to any officer or director other than direct remuneration for services rendered in their capacities as officers, nor does it have any stock purchase, profit-sharing, thrift or similar plans. If any officers, directors, employees or their affiliates generate oil and gas prospects deemed attractive by the Corporation, then the Board may authorize compensation to such persons, probably in the form of a relatively small overriding royalty interest. Officer's salaries for the ensuing year have not yet been established.


                        TRANSACTIONS WITH RELATED PARTIES

The Corporation paid the following legal fees during the fiscal year ended December 31, 2001:
Axelrod, Smith & Kirshbaum $21,964.49, Mr. Paul Smith $10,000.00 and Mr. Bryan Yarnell $40,000.00. No other transaction with any other officer, director or affiliates occurred during the fiscal year.


                             SHAREHOLDERS PROPOSALS

     In the event that a shareholder desires to have a proposal formally considered at the 2002 annual meeting and included in the proxy statement for the meeting, the proposal must be received in writing by the Corporation at its executive offices on or before June 28, 2002.

                                  OTHER MATTERS

     No other matter has been brought to the attention of the Board. If any other matters not mentioned in the proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote in accordance with their best judgment on such matters.

                                              By Order of the Board of Directors


                                                                   John W. Adair
                                                                    Chairman-CEO
June 4, 2002


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